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                                                                    EXHIBIT 99.1



                         AVANIR PHARMACEUTICALS REPORTS
                      SECOND QUARTER OF FISCAL 2003 RESULTS

        San Diego, May 8, 2003 - AVANIR Pharmaceuticals (AMEX: AVN) today reported financial results for the second quarter of fiscal 2003, ended March 31, 2003.

        Revenues for the second quarter of fiscal 2003 were $622,000, compared to $738,000 in the same period a year ago. Total operating expenses for the second quarter of fiscal 2003 were $6.7 million, compared to $4.6 million in the same period a year ago. Expenditures on research and development (R&D) programs accounted for 73% and 69% of total operating expenses for the quarters ended March 31, 2003 and 2002, respectively. Total R&D expenses for the second quarter of fiscal 2003 amounted to $4.9 million, compared to $3.2 million for the same period a year ago. AVANIR's higher R&D expenses in the second quarter of fiscal 2003 were primarily due to progress made in advancing several products in clinical trials and progress made in preclinical and drug discovery programs.

        AVANIR had four clinical trials under way in the second quarter of fiscal 2003, compared to one trial during the same period a year ago. An open-label study and a Phase III clinical trial of Neurodex(TM) (formerly AVP-923) for the treatment of pseudobulbar affect (PBA) in patients with multiple sclerosis and a Phase II clinical trial of Neurodex for the treatment of neuropathic pain accounted for 44% of total R&D spending. Clinical supplies and other costs related to preparing for the Phase I clinical trial of AVANIR's lead compound for the treatment of allergy and asthma accounted for 26% of total R&D spending. The balance of R&D spending was for other programs, including drug discovery and preclinical programs related to inflammation and cholesterol lowering compounds and antibody research programs, including preclinical research on an antibody to the anthrax toxin.

        The net loss attributable to common shareholders for the second quarter of fiscal 2003 amounted to $6.0 million, or $0.10 per share, compared with a net loss of $3.7 million, or $0.06 per share for the same period a year ago.

        As of March 31, 2003, AVANIR had cash, cash equivalents, investments in securities and restricted investments totaling $19.8 million, compared to $13.2 million as of September 30, 2002.

FISCAL YEAR-TO-DATE RESULTS

        Revenues for the first six months of fiscal 2003 amounted to $1.4 million, compared to $6.9 million for the same period a year ago. Revenues for the first six months of fiscal 2003 included $1.1 million in revenues that the Company recognized from the sale of Abreva(R) royalty rights to Drug Royalty USA and $299,000 from government research grants. Revenues for the first six months of fiscal 2002 included a $5.0 million milestone from GlaxoSmithKline when Abreva reached the one-year anniversary of product launch and $1.8 million in royalties on Abreva product sales.

        Total operating expenses amounted to $11.8 million for the first six months of fiscal 2003, compared to $8.2 million for the same period of fiscal 2002. The 43% increase in operating expenses was primarily due to a $3.0 million or 54% increase in spending on R&D programs, including increases associated with the open-label study and the Phase III clinical trial of Neurodex for the treatment of PBA, the Phase II clinical trial of Neurodex for the treatment of neuropathic pain, and initiation of Phase I clinical trials of our lead compound for the treatment of allergy and asthma. Expenditures on R&D programs accounted for 72% and 67% of total

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operating expenses for the first six months of fiscal 2003 and 2002, respectively.

        Total R&D expenses amounted to $8.5 million for the first six months of fiscal 2003, compared to $5.5 million for the same period a year ago. A breakdown of major R&D spending for the first six months of the current fiscal year included Neurodex clinical development (33%), allergy and asthma research (29%), and other preclinical research related to inflammation (12%).

        The net loss attributable to common shareholders for the first six-months of fiscal 2003 was $10.2 million, compared to $956,000 for the same period a year ago. The net loss per share was $0.18 for the first six months of fiscal 2003, compared to $0.02 for the same period a year ago.

ABOUT THE COMPANY

        AVANIR Pharmaceuticals, based in San Diego, is a drug discovery and development company with a commercialized FDA-approved product (Abreva(R)) and products in clinical development for the treatment of pseudobulbar affect (Phase
III), neuropathic pain (Phase II), and allergy and asthma (Phase I). AVANIR is engaged in small molecule research to develop treatments for central nervous system disorders and inflammatory diseases. Through the use of its Xenerex(TM) technology, AVANIR also develops human monoclonal antibodies for infectious diseases and other therapeutic applications. Further information about AVANIR can be found at www.avanir.com.

CONFERENCE CALL AND WEBCAST

        Management will host a conference call with a simultaneous webcast today, May 8, 2003 at 1:00 p.m. Pacific/ 4:00 p.m. Eastern Daylight Time, to discuss second quarter of fiscal 2003 operating performance and outlook. The call/webcast will feature President and Chief Executive Officer Gerald J. Yakatan, Ph.D., and Vice President and Chief Financial Officer Gregory Hanson. The webcast will be broadcast live via the Internet by accessing AVANIR's web site at www.avanir.com or CCBN's www.companyboardroom.com. Please go to either web site at least ten minutes early to register, download and install any necessary audio software. Replays of the webcast will be available for 90 days, or a phone replay will be available through May 15, 2003, by dialing 888-266-2082 and entering the passcode 135515.

        Except for the historical information presented herein, matters discussed in this press release contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements that are preceded by, followed by, or that include such words like "estimate," "anticipate," "believe," "intend," "plan," or "expect" or similar statements are forward-looking statements. In regard to financial projections, risks and uncertainties include risks associated with royalties earned on product sales of docosanol, and results of clinical trials or product development efforts, as well as risks shown in AVANIR's most recent annual report on Form 10-K and quarterly report on Form 10-Q and from time-to-time in other publicly available information regarding the company. Copies of such information are available from AVANIR upon request. Such publicly available information sets forth many risks and uncertainties related to AVANIR's business and technology. The company disclaims any intent or obligation to update these forward-looking statements.


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                             AVANIR PHARMACEUTICALS
             SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                                                            THREE MONTHS ENDED MARCH 31,             SIX MONTHS ENDED MARCH 31,
                                                          --------------------------------        --------------------------------
CONSOLIDATED STATEMENT OF
OPERATIONS DATA:                                              2003                2002                2003                2002
                                                          ------------        ------------        ------------        ------------

Revenues ................................................ $    621,643        $    738,378        $  1,440,749        $  6,868,593
                                                          ------------        ------------        ------------        ------------
Expenses:
   Research and development .............................    4,860,280           3,164,908           8,471,902           5,511,767
   General and administrative ...........................    1,211,338           1,078,971           2,291,884           2,033,039
   Sales and marketing ..................................      606,339             360,765           1,031,468             680,797
   Cost of product sales ................................           --                  --               3,102                  --
                                                          ------------        ------------        ------------        ------------
        Total operating expenses ........................    6,677,957           4,604,644          11,798,356           8,225,603
                                                          ------------        ------------        ------------        ------------
Loss from operations ....................................   (6,056,314)         (3,866,266)        (10,357,607)         (1,357,010)
   Interest income ......................................       85,128             180,911             153,150             368,826
   Other income .........................................        6,013               4,008              11,859              86,948
   Interest expense .....................................      (12,761)            (18,241)            (23,335)            (32,843)
                                                          ------------        ------------        ------------        ------------
Net loss ................................................ $ (5,977,934)       $ (3,699,588)       $(10,215,933)       $   (934,079)
                                                          ============        ============        ============        ============
Net loss attributable to common
   shareholders ......................................... $ (5,988,693)       $ (3,710,347)       $(10,237,551)       $   (955,697)
                                                          ============        ============        ============        ============
Net loss per share:
      Basic and diluted ................................. $      (0.10)       $      (0.06)       $      (0.18)       $      (0.02)
                                                          ============        ============        ============        ============
Weighted average number of common shares outstanding:
      Basic and diluted .................................   58,352,406          58,240,466          58,324,174          58,133,775
                                                          ============        ============        ============        ============
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
CONSOLIDATED BALANCE SHEET DATA:                                       MARCH 31, 2003   SEPTEMBER 30, 2002
--------------------------------                                       --------------   ------------------

Cash and cash equivalents ........................................       $16,652,884       $ 8,630,547
Short and long-term investments in securities ....................         2,296,333         3,681,863
Restricted investments ...........................................           856,597           856,597
                                                                         -----------       -----------
    Total cash, cash equivalents and investments in securities ...       $19,805,814       $13,169,007
Net working capital ..............................................       $12,028,941       $ 5,918,083
Total assets .....................................................       $29,968,855       $20,332,929
Total liabilities ................................................       $25,341,475       $ 5,752,259
Redeemable convertible preferred stock ...........................       $   530,307       $   521,189
Shareholders' equity .............................................       $ 4,097,073       $14,059,481
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